Exhibit 4.3


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                               RCN CORPORATION,

                                as the Company,

                                THE GUARANTORS,

                              as defined herein,

                                      and

                                THE PURCHASERS,

                              as defined herein.



                            NOTE PURCHASE AGREEMENT

                 7.375% Convertible Second-Lien Notes due 2012



                         Dated as of December 21, 2004







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                               TABLE OF CONTENTS

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SECTION 1.        AUTHORIZATION; PURCHASE AND SALE OF NOTES.......................................................2

         (a)      Authorization of Notes..........................................................................2
         (b)      Purchase and Sale of Notes......................................................................2
         (c)      Closing.........................................................................................2
         (d)      Form of Payment.................................................................................2

SECTION 2.        PURCHASERS' REPRESENTATIONS AND WARRANTIES......................................................3

         (a)      Investment Purpose..............................................................................3
         (b)      Accredited Investor Status......................................................................3
         (c)      Reliance on Exemptions..........................................................................3
         (d)      Information.....................................................................................3
         (e)      No Governmental Review..........................................................................3
         (f)      Transfer or Resale..............................................................................4
         (g)      Authorization; Enforcement; Validity............................................................4

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS................................4

         (a)      Organizational Status...........................................................................4
         (b)      Power and Authority.............................................................................4
         (c)      No Violation....................................................................................5
         (d)      The Security Documents..........................................................................5
         (e)      Capitalization..................................................................................6
         (f)      Subsidiaries....................................................................................6
         (g)      Issuance of Securities..........................................................................6
         (h)      Approvals.......................................................................................7
         (i)      Compliance with Statutes, etc...................................................................7
         (j)      SEC Documents...................................................................................7
         (k)      Financial Statements; Financial Condition; Undisclosed Liabilities..............................8
         (l)      True and Complete Disclosure....................................................................8
         (m)      Use of Proceeds; Margin Regulations.............................................................9
         (n)      Indebtedness....................................................................................9
         (o)      Litigation......................................................................................9
         (p)      Intellectual Property, etc......................................................................9
         (q)      Insurance.......................................................................................9
         (r)      Tax Returns and Payments........................................................................9
         (s)      Representations and Warranties in Other Documents..............................................10
         (t)      FCC Licenses and Other Governmental Authorizations.............................................10
         (u)      Compliance with ERISA..........................................................................12
         (v)      Labor Relations................................................................................12
         (w)      Properties.....................................................................................13
         (x)      Environmental Matters..........................................................................13
         (y)      Intercreditor Agreement........................................................................14
         (z)      Certain Agreements.............................................................................14
         (aa)     Event of Default...............................................................................14
         (bb)     Dilutive Effect................................................................................14
         (cc)     Insolvency.....................................................................................14
         (dd)     Effect of Transactions.........................................................................15
         (ee)     Registration Rights............................................................................15
         (ff)     No Integrated Offering.........................................................................15
         (gg)     Application of Takeover Protections............................................................15
         (hh)     Investment Company Act.........................................................................16
         (ii)     Public Utility Holdings Company Act............................................................16
         (jj)     No Subsidiary Restrictions.....................................................................16
         (kk)     Internal Controls..............................................................................16
         (ll)     Independent Accountants........................................................................16
         (mm)     Sarbanes-Oxley Act.............................................................................16
         (nn)     RCN International..............................................................................16
         (oo)     Brokers and Finders............................................................................17

SECTION 4.        COVENANTS OF THE PARTIES.......................................................................17

         (a)      Obligations....................................................................................17
         (b)      Form D and Blue Sky............................................................................17
         (c)      Reporting Status...............................................................................17
         (d)      Use of Proceeds................................................................................18
         (e)      Reservation of Shares..........................................................................18
         (f)      Fees and Expenses..............................................................................18
         (g)      Limits on Additional Issuances.................................................................18
         (h)      No Solicitation................................................................................18
         (i)      Independent Nature of Purchasers' Obligations and Rights.......................................19
         (j)      Board Seat.....................................................................................19
         (k)      Listing of Common Stock........................................................................20
         (l)      Compliance with Laws...........................................................................21
         (m)      Takeover Provisions............................................................................21
         (n)      PORTAL Market..................................................................................21

SECTION 5.        TRANSFER AGENT INSTRUCTIONS....................................................................22

SECTION 6.        CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE................................................22

         (a)      Representations and Warranties; Covenants......................................................22
         (b)      Payment of Purchase Price......................................................................23

SECTION 7.        CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE THE NOTES................................23

         (a)      Representations and Warranties; Covenants......................................................23
         (b)      Indebtedness...................................................................................23
         (c)      Plan of Reorganization.........................................................................23
         (d)      Confirmation Order.............................................................................23
         (e)      First-Lien Credit Facility.....................................................................23
         (f)      Purchase of Notes..............................................................................24
         (g)      No Material Adverse Effect.....................................................................24
         (h)      No Legal Impediment to Issuance................................................................24
         (i)      Laminar Board Member...........................................................................24
         (j)      Payment of Fees................................................................................24
         (k)      Registration Rights Agreement..................................................................24
         (l)      Indenture......................................................................................24
         (m)      Intercreditor Agreement........................................................................24
         (n)      Guaranty Agreement.............................................................................24
         (o)      Security Agreement.............................................................................25
         (p)      Pledge Agreement...............................................................................25
         (q)      Mortgages; Title Insurance; Surveys; etc.......................................................26
         (r)      Solvency Opinion; Insurance Certificates.......................................................27
         (s)      Delivery of Notes..............................................................................27
         (t)      Reservation of Common Stock....................................................................27
         (u)      Opinion of Counsel for the Company and the Guarantors..........................................27
         (v)      Good Standings.................................................................................27
         (w)      Officers' Certificates.........................................................................28
         (x)      Filings; Authorizations........................................................................28
         (y)      Irrevocable Transfer Agent Instructions........................................................28
         (z)      Financing Statements...........................................................................28

SECTION 8.        INDEMNIFICATION................................................................................28

         (a)      Indemnification by the Company and the Guarantors..............................................28
         (b)      No Liability...................................................................................29
         (c)      Procedures for Indemnification.................................................................29
         (d)      Contribution...................................................................................30
         (e)      Survival of Representations and Warranties; Indemnification Obligations........................30

SECTION 9.        MISCELLANEOUS..................................................................................30

         (a)      Terms Defined..................................................................................30
         (b)      Governing Law; Jurisdiction; Waiver of Jury Trial..............................................35
         (c)      Counterparts...................................................................................35
         (d)      Headings.......................................................................................35
         (e)      Entire Agreement...............................................................................35
         (f)      Consents.......................................................................................35
         (g)      Amendments, Modifications and Waivers..........................................................36
         (h)      Notices........................................................................................36
         (i)      Further Assurances.............................................................................36
         (j)      Third-Party Beneficiaries......................................................................37
         (k)      Severability...................................................................................37
         (l)      Successors and Assigns.........................................................................37
         (m)      Publicity......................................................................................37
         (n)      Termination....................................................................................37
         (o)      Payment Set Aside..............................................................................37
         (p)      Taxes..........................................................................................38

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                            NOTE PURCHASE AGREEMENT

                  THIS NOTE PURCHASE AGREEMENT (the "Agreement") is dated as of December 21, 2004, and entered into by and among RCN Corporation, a Delaware corporation (the "Company"), each subsidiary of the Company listed on
Schedule I hereto that is required to be a guarantor under the Indenture (as defined below) (each a "Guarantor", and collectively, the "Guarantors"), and the institutional investors whose names and addresses are listed on Schedule II and Schedule III hereto (each a "Purchaser", and collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 9.1 of this Agreement.

                  WHEREAS, subject to the terms and conditions of this Agreement, the Company has agreed to issue and sell, and the Purchasers have severally agreed to purchase in the aggregate One Hundred Twenty-Five Million Dollars ($125,000,000) principal amount of the Company's 7.375% Convertible Second-Lien Notes due 2012 substantially in the form attached as Exhibit A to the Indenture (as defined below), as such form of note may be amended, modified or supplemented from time to time in accordance with the terms thereof (each a "Note" and collectively, the "Notes"), which shall be convertible into shares of the common stock outstanding after giving effect to the Joint Plan of Reorganization of the Company and certain of its Subsidiaries filed with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on October 12, 2004, and any amendments or supplements thereto (as so amended or supplemented, the "Plan of Reorganization") and pursuant to Section 1145 of Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"), par value $0.01 per share, of the Company (the "Common Stock"; and the shares of Common Stock into which the Notes are convertible are sometimes referred to herein as the "Conversion Shares"). The Notes will be issued pursuant to an Indenture, dated as of December 21, 2004 (the "Indenture"), by and among the Company, the Guarantors and HSBC Bank USA, National Association, as Trustee (the "Trustee");

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and each of the Purchasers are entering into a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Registration Rights Agreement") pursuant to which the Company will agree to provide the Purchasers with the benefit of certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and applicable state securities laws, on the terms and subject to the conditions set forth therein;

                  WHEREAS, to induce the Purchasers to enter into this Agreement, the Company and the Guarantors have agreed to enter into a Pledge Agreement in a form mutually satisfactory to the Company, the Guarantors and the Purchasers (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), a Security Agreement in a form mutually satisfactory to the Company, the Guarantors and the Purchasers (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), an Intercreditor Agreement (as defined in the Indenture), a Subsidiaries Guaranty Agreement in a form mutually satisfactory to the Company, the Guarantors and the Purchasers (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Guaranty Agreement") and such other documents required to grant a valid and perfected second-priority lien and security interest in the collateral of the Company and the Guarantors (collectively, with the Pledge Agreement, Security Agreement and Guaranty Agreement, the "Security Documents"); and

                  WHEREAS, the Notes will be secured by the collateral so described in the Security Documents, subject to the limitations specified therein.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and each of the Purchasers hereby agree as follows:

SECTION 1.        AUTHORIZATION; PURCHASE AND SALE OF NOTES.

                  (a) Authorization of Notes. The Company has duly authorized the issue and sale of (i) $125,000,000 aggregate principal amount of the Notes and (ii) the Common Stock issuable upon conversion of the Notes in accordance with the terms of the Indenture and the Notes. The Notes are being issued pursuant to the Indenture.

                  (b) Purchase and Sale of Notes. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, including, without limitation, the satisfaction (or waiver, to the extent permitted by this Agreement and applicable law) of the conditions set forth in Section 6 and Section 7 of this Agreement, on the Closing Date (as defined herein) the Company shall issue and sell to each Purchaser, and each Purchaser severally and not jointly agrees to purchase from the Company, the respective aggregate principal amount of Notes set forth opposite such Purchaser's name on Schedule II and Schedule III hereto. The Company shall issue to each Purchaser One Thousand United States Dollars ($1,000) principal amount of the Notes for each One Thousand United States Dollars ($1,000) tendered by each such Purchaser.

                  (c) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., New York City time, on the second Business Day (as defined below) following the date on which the last to be fulfilled or waived of the conditions set forth in
Section 6 and Section 7 hereof shall have been fulfilled or waived in accordance with this Agreement, or on such other date as may be mutually agreed to by the Company and the Purchasers (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or such other location as the Purchasers and the Company shall mutually select. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which commercial banks are permitted or required to be closed in New York City.

                  (d) Form of Payment. On the Closing Date, (i) each Purchaser shall pay the Company for the Notes to be issued and sold to such Purchaser, by wire transfer of immediately available funds in accordance with the Company's wire transfer instructions attached hereto on Exhibit B, (ii) the Company shall reimburse each Purchaser for its expenses to the extent required by Section 4(f) of this Agreement, and (iii) the Company shall issue one or more definitive global securities representing the Notes purchased by each Purchaser in book entry form and which shall be deposited by or on behalf of the Company with The Depository Trust Company ("DTC"). The parties hereto acknowledge that the Company's agreements with each of the Purchasers are separate agreements and the sale to each of the Purchasers are separate sales.

SECTION 2.        PURCHASERS' REPRESENTATIONS AND WARRANTIES.

                  Each Purchaser severally and not jointly represents and warrants to the Company and the Guarantors as follows:

                  (a) Investment Purpose. Purchaser is acquiring the Notes for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Notes or the Conversion Shares (collectively, the "Securities") for any minimum or other specific term and reserves the right to dispose of the Securities at any time.

                  (b) Accredited Investor Status. Purchaser is an institutional "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (c) Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

                  (d) Information. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Purchaser has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Securities contemplated hereby. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company's representations and warranties contained in this Agreement or any other Transaction Document and Purchaser's right to rely thereon.

                  (e) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (f) Transfer or Resale. Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws. Purchaser further understands that, except as and to the extent provided in the Registration Rights Agreement, the Company has not agreed to cause the Securities to be so registered, and that the Securities may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

                  (g) Authorization; Enforcement; Validity. Purchaser has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company and the Guarantors, this Agreement shall constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general principles of equity.

                  The Purchaser's representations and warranties made in this
Section 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes pursuant to this Agreement complies with applicable United States federal and state securities laws and not for any other purpose. Accordingly, the Company shall not rely on such representations and warranties for any other purpose.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
GUARANTORS.

                  The Company and the Guarantors jointly and severally represent and warrant to each of the Purchasers as follows:

                  (a) Organizational Status. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority. The Company and each Guarantor has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Agreement and each of the Transaction Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Agreement and each of the Transaction Documents. The Company and each Guarantor has duly executed and delivered this Agreement and each of the Transaction Documents to which it is party, and this Agreement and each of the Transaction Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) No Violation. Neither the execution, delivery or performance by the Company or any Guarantor of this Agreement or any of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or the terms of any FCC License (as defined herein) or other Governmental Authorization (as defined herein), (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any Guarantor or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or credit agreement or any other material agreement, contract or instrument, in each case to which the Company, any Guarantor or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any Guarantor or any of their respective Subsidiaries.

                  (d) The Security Documents.

         (1) The provisions of the Security Agreement are effective to create in favor of HSBC Bank USA, National Association, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the Company and each of the Guarantors in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or will have within ten (10) days of the Closing Date) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. Following the recordation of (x) the grant of security interest in U.S. patents, if applicable, and (y) the grant of security interest in U.S. trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the Collateral Agent for the benefit of the Secured Creditors will have, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and following the recordation of the grant of security interest in U.S. copyrights, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the Collateral Agent for the benefit of the Secured Creditors will have, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

         (2) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

         (3) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

                  (e) Capitalization. On the Closing Date, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 36,020,850 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

                  (f) Subsidiaries. On and as of the Closing Date and after giving effect to the Transaction, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 3(f). Schedule 3(f) correctly sets forth, as of the Closing Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of the Company in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Closing Date and after giving effect to the Transaction, except as set forth on Schedule 3(f), no Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights.

                  (g) Issuance of Securities. All of the (i) shares of capital stock of the Company outstanding after giving effect to the Plan of Reorganization and pursuant to Section 1145 of the Bankruptcy Code and (ii) outstanding shares of capital stock of the Guarantors have, in each case, been duly and validly issued and are fully paid and nonassessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Notes will be duly authorized and fully paid and free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever ("Encumbrances"), except for those created by the Security Documents and other than restrictions on transfer imposed by United States federal or state securities laws. At the Closing, at least 5,216,614 shares of Common Stock will have been duly authorized and reserved for issuance upon conversion of the Notes. Upon conversion or issuance in accordance with the Notes, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any and all Encumbrances, except for those created by the Security Documents, those created by the documents required to grant a valid and perfected first-priority lien and security interest in the collateral of the Company and the Guarantors and other than restrictions on transfer imposed by United States federal or state securities laws. Upon conversion or issuance in accordance with the Notes, the holders of the Conversion Shares will be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Purchasers, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

                  (h) Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (y) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (z) filings which are necessary to perfect the security interests created under the Security Documents, which filings shall have been made (or will be made within ten (10) days of the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Company or any Guarantor to authorize, or is required to be obtained or made by, or on behalf of, the Company or any Guarantor in connection with, (i) the execution, delivery and performance of this Agreement or any Transaction Document or (ii) the legality, validity, binding effect or enforceability of this Agreement or any Transaction Document.

                  (i) Compliance with Statutes, etc. The Company and each of its Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the holding of the FCC Licenses and the other Governmental Authorizations and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (j) SEC Documents. The Company has made available to the Purchasers true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, December 31, 2002, as amended, and December 31, 2003, as amended, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, as amended, June 30, 2004 and September 30, 2004, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2003, and (iv) all other reports filed with or registration statements declared effective by the SEC since January 1, 2003, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). After giving effect to the filing of Form 12b-25, and except for the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, the Company has timely made all filings required under the Exchange Act during the twelve months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, including, but not limited to, the Sarbanes-Oxley Act (as defined below). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Financial Statements; Financial Condition; Undisclosed Liabilities.

         (1) The consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001, December 31, 2002, December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, and the related consolidated statements of income, cash flows and retained earnings of the Company for the fiscal years ended December 31, 2001, 2002 and 2003 and the six- and nine-month periods ended June 30, 2004 and September 30, 2004, copies of which have been made available to the Purchasers prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Company at the dates of such balance sheets and the consolidated results of the operations of the Company for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned quarterly or monthly financial statements, for normal year-end audit adjustments and the absence of footnotes).

         (2) Except as fully disclosed in the financial statements made available pursuant to Section 3(k)(1), there were as of the Closing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its Subsidiaries. As of the Closing Date, the Company knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements made available pursuant to Section 3(k)(1) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its Subsidiaries.

         (3) Since December 31, 2003, there have been no changes, events and/or occurrences that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (l) True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Company in writing to the Purchasers (including, without limitation, all information contained in this Agreement and the Transaction Documents) for purposes of or in connection with this Agreement, the Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to any Purchaser will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  (m) Use of Proceeds; Margin Regulations. All proceeds from the issuance of the Notes will be used by the Company to consummate its Plan of Reorganization and to pay the fees and expenses incurred therewith. The proceeds from the issuance of the Notes will not be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. The issuance of the Notes will not violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

                  (n) Indebtedness. Schedule 3(n) sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Company and its Subsidiaries as of the Closing Date (excluding Indebtedness incurred pursuant to First-Lien Credit Agreement, this Agreement, the Indenture and the Third-Lien Credit Agreement) (the "Existing Indebtedness") which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and the Company, any Guarantor or any of their respective Subsidiaries which directly or indirectly guarantees such debt.

                  (o) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company or any Guarantor, threatened (i) with respect to the Transaction, this Agreement or any Transaction Document or
(ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (p) Intellectual Property, etc. The Company and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, necessary for the conduct of its business (the "Business Intellectual Property") without any known conflict with the rights of others arising from the Company or its Subsidiaries' use of the Business Intellectual Property which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (q) Insurance. Schedule 3(q) sets forth a true and complete listing of all insurance maintained by the Company and its Subsidiaries as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.

                  (r) Tax Returns and Payments. The Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal income tax and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than
(i) those that are immaterial, (ii) those being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) those discharged pursuant to the Plan of Reorganization and (iv) those payable over time pursuant to the Plan of Reorganization (which taxes and assessments, in the case of this clause (iv) and to the extent due in accordance with the Plan of Reorganization, have been paid in all material respects in accordance with the terms of the Plan of Reorganization). Except as set forth on Schedule 3(r), there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Company threatened by any authority regarding any material taxes relating to the Company or any of its Subsidiaries. Except as provided in Schedule 3(r), as of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Company or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

                  (s) Representations and Warranties in Other Documents. All representations and warranties set forth in the First-Lien Credit Facility, Third-Lien Credit Facility and the other Transaction Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

                  (t) FCC Licenses and Other Governmental Authorizations.

         (1) The Company and its Subsidiaries hold all FCC licenses, registrations and authorizations as are necessary to the Company's and its Subsidiaries' businesses (collectively, the "FCC Licenses"). Each of the FCC Licenses that is material to the business of the Company or any of its Subsidiaries has been validly issued and is in full force and effect. All FCC Licenses in effect on the Closing Date and their respective expiration dates are listed and described on Schedule 3(t). The Company has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the policies, rules and regulations of the FCC applicable generally to business of the type, nature, class or location of the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable to it and with applicable policies, rules and regulations of the FCC and the Communications Act of 1934, as amended (the "Communications Act") except to the extent that any failure to comply would not result in a Material Adverse Effect. No proceedings are pending or are, to the knowledge of the Company, threatened which may reasonably be expected to result in the revocation, rescission, modification, non-renewal or suspension of any FCC License that is material to the business of the Company or any of its Subsidiaries, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Company or any of its Subsidiaries that would, if such proceedings were decided adversely to the Borrower or the Subsidiaries, have a Material Adverse Effect. All material reports, applications, tariffs and other documents required to be filed by the Company or any of its Subsidiaries, as appropriate, with the FCC have in all material respects been timely filed and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Company, there are no unsatisfied or otherwise outstanding citations, complaint proceedings, notices of liability or notices of forfeiture issued by the FCC and received by the Company or a Subsidiary thereof with respect to the Company or any of its Subsidiaries or any of their respective operations.

         (2) In addition to the FCC Licenses issued by the FCC, the Company and its Subsidiaries hold all material licenses, certificates, registrations and authorizations issued by any other governmental entity (domestic and foreign) necessary to operate their respective businesses for each line of business of the Company or any of its Subsidiaries requiring such authorization and in each jurisdiction in which the Company or any of its Subsidiaries may be deemed to be conducting their respective businesses under applicable law (collectively, the "Governmental Authorizations"). Each of the Governmental Authorizations has been validly issued and is in full force and effect. The Governmental Authorizations as of the Closing Date are listed on
Schedule 3(t), with any expiration date for any such authorization identified on Schedule 3(t), with authorizations issued by state public service or utility commissions (or analogous state authorities) listed in Part A of
Schedule 3(t) and other Governmental Authorizations listed in Part B of
Schedule 3(t). None of the Governmental Authorizations contain any conditions or limitations outside the normal course that would materially and adversely restrict the operations of the Company or any of its Subsidiaries. The Company and its Subsidiaries have been and are in compliance in all respects with the terms and conditions of the Governmental Authorizations applicable to them, except to the extent that any failure to comply would not result in a Material Adverse Effect. Other than the proceedings of a general nature, no proceedings are pending or are, to the knowledge of the Company, threatened, and, to the Company's knowledge, no event has occurred, which may reasonably be expected to result in the revocation, rescission, adverse modification, non-renewal or suspension of any Governmental Authorization that is material to the business of the Company or any of its Subsidiaries, the denial of any pending applications therefor, the issuance of any cease and desist order, or the imposition of any material fines, forfeitures, or other administrative actions by a governmental entity. All material reports, applications, tariffs and other documents required to be filed by the Company or any of its Subsidiaries, as appropriate, with the governmental entity issuing a Government Authorization have in all material respects been timely filed, and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Company, there are no material unsatisfied or otherwise outstanding citations issued by any governmental entity and received by the Company or a Subsidiary thereof with respect to the Company or any of its Subsidiaries. Schedule 3(t) separately lists all pending applications for certificates or other authorizations from any state public service or utility commission (or analogous state authority).

         (3) The transactions contemplated herein, under applicable law (including the Communications Act) and the applicable policies, rules, regulations and practices of the FCC and other governmental entities, would not disqualify the Company or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or the Governmental Authorizations or result in the imposition of any materially adverse condition on or modification of the FCC Licenses or the Governmental Authorizations.

                  (u) Compliance with ERISA. Schedule 3(u) sets forth, as of the Closing Date, the name of each Plan. Each Plan (and each related trust) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or timely applied for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code within the preceding six years; neither the Company nor any of its Subsidiaries or ERISA Affiliates has ever maintained or contributed to, or had any obligation to maintain or contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA; neither the Company nor any of its Subsidiaries or ERISA Affiliates has any obligation to maintain or contribute to (or borne any liability with respect to) any Foreign Pension Plan; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Company, threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  (v) Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  (w) Properties. All Real Property having a fair market value, as reasonably estimated by the Company, in excess of $1,000,000 that is owned by the Company or any of its Subsidiaries as of the Closing Date, and the nature of the interest therein, is correctly set forth in Schedule 3(w). The Company and each of its Subsidiaries has good and indefeasible title to all material properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 3(k) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  (x) Environmental Matters.

         (1) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including, to the Company's knowledge, any such claim arising out of the ownership, lease or operation by the Company or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Company or any of its Subsidiaries, or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including, to the Company's knowledge, any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries) or, to the knowledge of the Company, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Company or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

         (2) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

         (3) Notwithstanding anything to the contrary in this Section 3(x), the representations and warranties made in this Section 3(x) shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (y) Intercreditor Agreement. Assuming that the Intercreditor Agreement (as defined in the Indenture) has been duly authorized, executed and delivered by the parties thereto (other than the Company and its Subsidiaries), the Intercreditor Agreement is enforceable against the parties thereto (and the Creditors as defined therein) in accordance with its terms.

                  (z) Certain Agreements.

         (1) Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate, partnership or limited liability company restriction, as the case may be, that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (2) Neither the Company nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, if such default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (aa) Event of Default. No event has occurred or is continuing which constitutes, or with notice or lapse of time could constitute, an Event of Default (as defined in Indenture and the Note).

                  (bb) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  (cc) Insolvency. On and as of the Closing Date and after giving effect to the Transaction and to all Indebtedness (including the term loans contemplated by the First-Lien Credit Facility and Indebtedness incurred pursuant to this Agreement, the Indenture and the Third-Lien Credit Agreement) being incurred or assumed and Liens created by the Company and each of the Guarantors in connection therewith (i) the sum of the assets, at a fair valuation, of the Company on a stand-alone basis and of the Company and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Company on a stand-alone basis and the Company and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Company on a stand-alone basis and the Company and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this
Section 3(cc), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (dd) Effect of Transactions. Neither (a) the purchase of the Notes by the Purchasers, (b) the issuance of the Conversion Shares to the Purchasers nor (c) the consummation of the transactions contemplated by this Agreement will result in (i) any Material Adverse Effect, (ii) the acceleration of any rights under any Contract to which the Company or any of its Subsidiaries is a party, the vesting of any outstanding option, warrant, call, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any Subsidiary or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iii) any obligation of the Company to grant, extend or enter into any Contract or Commitment, or (iv) any right in favor of any Person to terminate or cancel any Contract to which the Company or any of its Subsidiaries is a party.

                  (ee) Registration Rights. Except for the Registration Rights Agreement and the registration rights agreement between the Company and certain holders of Common Stock, dated as of December 21, 2004, neither the Company nor any its Subsidiaries will, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act.

                  (ff) No Integrated Offering. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that could cause this offering of the Securities to be integrated with any other offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, nor will the Company or any of its Affiliates (including the Guarantors) take any action or steps that could cause the offering of the Securities to be integrated with other offerings. Subject to the truth, correctness and completeness of the Purchasers' representations and warranties set forth in Section 2 hereof, the offer, issuance and sale of the Notes and the Conversion Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  (gg) Application of Takeover Protections. The Company and its Board of Directors (the "Board") have taken all necessary action in order to render inapplicable any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price", "moratorium", "control share acquisition", "business combination" or other similar anti-takeover statute or regulation, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the Bylaws of the Company (each, a "Takeover Provision") which is, or could be, applicable to the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership, voting (to the extent applicable) or disposition of the Securities.

                  (hh) Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (ii) Public Utility Holdings Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                  (jj) No Subsidiary Restrictions. The Company or its Subsidiaries has the unrestricted right to vote all capital securities of its Subsidiaries. Except for limitations imposed by the First-Lien Credit Facility, Indenture and Third-Lien Credit Facility, the Company has the unrestricted right to receive dividends and distributions on all capital securities of its Subsidiaries.

                  (kk) Internal Controls. The management of the Company has
(i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (ll) Independent Accountants. Friedman LLP have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act.

                  (mm) Sarbanes-Oxley Act. The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (the "Sarbanes-Oxley Act"). Except as permitted by Sections 13(k)(2) and (3) of the Exchange Act, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

                  (nn) RCN International. RCN International is a Delaware corporation which has no significant assets or material liabilities except as permitted in accordance with the relevant provisions of Section 9.16(b) of the First-Lien Credit Facility.

                  (oo) Brokers and Finders. No consultant, broker, finder or investment banker (other than Deutsche Bank) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries.

                  Any certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or Guarantor, as applicable, as to matters covered thereby, to each Purchaser.

SECTION 4.        COVENANTS OF THE PARTIES.

                  (a) Obligations. Each party hereto shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 and Section 7 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to timely file a Form D with the Securities and Exchange Commission (the "Commission") with respect to the Securities to the extent required under Regulation D of the Securities Act and to provide, upon request, a copy thereof to each Purchaser. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities and "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities and "blue sky" laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

                  (c) Reporting Status. With a view to making available to the Purchasers and any successor Purchaser the benefits of Rule 144 (or any similar rule or regulation of the Commission that may at any time permit the Purchasers to sell the Notes and the Conversion Shares (collectively, the Notes and the Conversion Shares are referred to as the "Securities") to the public without registration ("Rule 144")) and Rule 144A (or any similar rule or regulation of the Commission that may at any time permit the Purchasers to sell the Securities to the public without registration ("Rule 144A")), in each case, promulgated under the Securities Act, for so long as any Securities remain outstanding and regardless of whether or not the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Company shall: (1) keep adequate current public information available (as required by Rule 144); (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (3) furnish to each Purchaser and successor Purchaser, so long as such Purchaser owns Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rules 144 and 144A, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Purchasers to sell such Securities pursuant to Rule 144 (without regard to Rule 144(k)) and Rule 144A, in each case, without registration. Notwithstanding the foregoing, the provisions of clauses
(1) and (2) shall not apply with respect to the filing by the Company of its
(i) Form 10-Q for the first fiscal quarter of 2005 until June 14, 2005 and
(ii) Form 10-K for the 2004 fiscal year until April 30, 2005.

                  (d) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes to consummate its Plan of Reorganization (as defined herein) and to pay the fees and expenses incurred therewith.

                  (e) Reservation of Shares. The Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock (the "Reservation Amount") needed to provide for the issuance of the Conversion Shares upon conversion of all of the Notes without regard to any limitations on conversions or exercise.

                  (f) Fees and Expenses. At the Closing, the Company shall reimburse the Purchasers for the Purchasers' reasonable and documented fees and disbursements of legal counsel (including the fees and expenses of Willkie Farr & Gallagher LLP incurred on or after August 1, 2004 and the fees and expenses of Akin Gump Straus Hauer & Feld LLP incurred on or after October 14,
2004) and consultants and such other expenses, including search fees, diligence fees and expenses, documentation fees and filing fees, incurred by the Purchasers or them in connection with (i) the negotiation and execution and delivery of this Agreement and any instrument delivered in connection therewith as well as any amendments, modifications or waivers thereto, (ii) the Purchasers' due diligence investigation and (iii) the transactions contemplated by this Agreement and the other Transaction Documents. Reimbursement of such fees, disbursements and expenses shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers, set forth in a statement delivered to the Company on or prior to the Closing Date, and thereafter the Company will pay, promptly upon receipt of a supplemental statement therefor, such additional reasonable fees, disbursements and expenses, if any, as may be incurred by the Purchasers in connection with such transactions.

                  (g) Limits on Additional Issuances. Neither the Company, any of its Subsidiaries nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that could require the registration of the Securities under the Securities Act.

                  (h) No Solicitation. The Company will not, and will not permit any of its Subsidiaries or any of their respective Affiliates to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Except as contemplated by the Registration Rights Agreement, neither the Company, any of its Subsidiaries nor any of their respective Affiliates, nor any authorized person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that could require the registration of the Securities under the Securities Act.

                  (i) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Subject to all of the terms and conditions of this Agreement, including, without limitation, Section 7, each Purchaser commits to perform its obligations hereunder and to fund the amount set forth opposite such Purchaser's name on Schedule II or Schedule III attached hereto, as applicable. Nothing contained herein or in any other document related to the transactions contemplated hereby, including the Indenture, the Security Documents and Registration Rights Agreement (collectively, the "Transaction Documents"), and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by hereby and thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Except as provided by this Agreement and Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  (j) Board Seat. For as long as D. E. Shaw Laminar Lending 2, Inc., a Delaware corporation ("Laminar"), together with any Affiliates thereof, including, without limitation, D. E. Shaw Laminar Portfolios, L.L.C., a Delaware limited liability company, and its Affiliates, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least Twenty-Five Million Dollars ($25,000,000) of the outstanding aggregate principal amount of the Notes, the Company will nominate and use its best efforts to have elected to the Board one individual designated by Laminar (the "Laminar Board Member"). The Company's proxy statement for the election of directors shall include the Laminar Board Member and the recommendation of the Board in favor of election of the Laminar Board Member. For so long as Laminar is otherwise entitled under the provisions of this Agreement to nominate a Laminar Board Member, any vacancy created by the death, disability, retirement or removal (with or without cause) of the Laminar Board Member may be filled by Laminar. Subject to applicable law and any rules or regulations of any stock exchange on which the Common Stock is listed, in the event the Board shall at any time create a committee of the Board, the Company shall use its best efforts to cause the Laminar Board Member to be a member of any such committee so created; provided, however, the foregoing shall not apply to any committee formed for the purpose of considering a transaction between the Company and Laminar. The Laminar Board Member shall be given notice of (in the same manner that notice is given to other members of the Board) all meetings (whether in person, telephonic or otherwise) of the Board, including all committee meetings with respect to committees on which the Laminar Board Member serves. The Laminar Board Member shall be provided with the same information, and access thereto, provided to other members of Board. In addition to any other indemnification rights the Laminar Board Member has pursuant to this Agreement, the Transaction Documents, the Certificate of Incorporation of the Company and the Bylaws of the Company, each Laminar Board Member that serves on the Board shall have the right to enter into, and the Company agrees to enter into, the Director and Officer Indemnification Agreement in the form attached hereto as Exhibit C (the "Indemnification Agreement"), with such changes as the Laminar Board Member and the Company may agree to at the time of execution of such Agreement. The Company shall reimburse the reasonable expenses incurred by the Laminar Board Member in connection with attending (whether in person or telephonically) all meetings of the Board or committees thereof or other Company related meetings to the same extent as all other members of the Board are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors).

                  (k) Listing of Common Stock.

         (1) Listing Generally. The Company shall promptly use its best efforts to secure the listing of the Common Stock on either The New York Stock Exchange, Inc. ("NYSE") or the Nasdaq National Market ("NASDAQ"). In the event the Company does not secure the listing of the (i) Common Stock on either NYSE or NASDAQ (an "Initial Listing Default") on or before the date that is ninety
(90) days from the Closing Date (the "Initial Listing Deadline") or (ii) Conversion Shares on either NYSE or NASDAQ (a "Subsequent Listing Default") on or before the date that the registration statement for the Notes contemplated by the Registration Rights Agreement becomes effective and, in no event later than September 30, 2005 (the "Subsequent Listing Deadline"), in each case, the Company and the Purchasers agree that the Purchasers will suffer damages and that it would not be feasible to ascertain the extent of such damages with precision. In the event of any adjustment to the conversion price of the Notes, the Company shall use its best efforts to cause any additional shares of Common Stock that may be issued upon conversion of all of the Notes then outstanding to be reserved for issuance and to be approved for listing on the NYSE or NASDAQ, as applicable.

         (2) Initial Listing Default. Upon an Initial Listing Default, commencing on the day after the Initial Listing Deadline, the interest rate on the Notes then in effect shall automatically increase in an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent 90-day period until the Initial Listing Default has been cured, subject to a maximum increase in the interest rate pursuant to this Section 4(l)(2) of 2.0%.

         (3) Subsequent Listing Default. Upon a Subsequent Listing Default, commencing on the day after the Subsequent Listing Deadline, the interest rate on the Notes then in effect shall automatically increase in an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent 90-day period until the Subsequent Listing Default has been cured, subject to a maximum increase in the interest rate pursuant to this Section 4(l)(3) of 2.0%.

         (4) Listing Default Procedures and Payments. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(l). Additional interest on the Notes as a result of this Section 4(l) shall cease to accrue and the interest rate on the Notes will revert to the original interest rate of the Notes on the date on which the Initial Listing Default or Subsequent Listing Default, as applicable, is cured; provided, however, any additional interest that has accrued as a result of an Initial Listing Default or Subsequent Listing Default, as applicable, and remains unpaid prior to the date on which the Company's obligation to pay additional interest pursuant to this Section 4(l) ceases, shall be payable to the holders of the Notes; provided further, that if additional interest on the Notes is owed pursuant to the Registration Rights Agreement or default interest is owed on the Notes pursuant to the terms of the Indenture, then on the date on which the Initial Listing Default or Subsequent Listing Default, as applicable, is cured, the interest rate on the Notes will revert to the then applicable rate on the Notes. Additional interest shall be computed based on the actual number of days elapsed during which any such Initial Listing Default or Subsequent Listing Default, as applicable, exists. So long as the Notes remain outstanding, the Company shall notify the Trustee within five (5) Business Days after an Initial Listing Default or Subsequent Listing Default, as applicable. Any amounts of additional interest due pursuant to this Section 4(l) will be payable in cash semi-annually on each January 15 and July 15 (each, an "Additional Interest Payment Date"), commencing with the first such date occurring after any such additional interest commences to accrue, to holders of the Notes to whom regular interest on the Notes is payable on such Additional Interest Payment Date. If there is an Initial Listing Default and Subsequent Listing Default occurring at the same time, then the holders of the Notes shall be entitled to the additional interest contemplated by both Sections 4(k)(2) and 4(k)(3) above. Notwithstanding the foregoing, the maximum increase in the interest rate on the Notes pursuant to Section 3 of the Registration Rights Agreement and this Section 4(k) shall not in the aggregate exceed 2.0% per annum.

                  (l) Compliance with Laws. So long as any of the Notes remain outstanding, the Company shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Securities Act and the Exchange Act, subject to the last sentence of
Section 4(c) hereof.

                  (m) Takeover Provisions. If any Takeover Provision shall become applicable to the Purchasers or the transactions contemplated hereby, including, without limitation, as a result of the conversion of the Notes into Common Stock, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the Purchasers and the transactions contemplated hereby.

                  (n) PORTAL Market. The Company will cooperate with the Purchasers and use its commercially reasonable efforts to (i) permit the Notes to be eligible for clearance and settlement through the facilities of DTC and such other clearance and settlement systems that the Purchasers may designate and (ii) arrange to have the Notes be designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, Inc. relating to The PORTAL Market operated by The NASDAQ Stock Market, Inc. (or any successor thereto, including any successor PORTAL market).

SECTION 5.        TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or their respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by a Purchaser to the Company upon conversion of the Notes and in accordance with their respective terms, substantially in the form attached hereto as Exhibit D (the "Irrevocable Transfer Agent Instructions"). The Company represents and warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that, subject to applicable law, the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes, the Indenture, the Pledge Agreement, the Security Agreement, the Intercreditor Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities has been made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, as applicable, in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

SECTION 6.        CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE.

                  The obligation of the Company to issue and sell the Notes to each respective Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of each Purchaser shall be true and correct on the date hereof and on and as of the Closing Date as though made at that time; and each Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

                  (b) Payment of Purchase Price. Each Purchaser shall have delivered to the Company the aggregate purchase price for the Notes being purchased by such Purchaser at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit B.

SECTION 7.        CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE THE
                  NOTES.

                  The obligation of each Purchaser to purchase the Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Company and each Guarantor shall be true and correct on the date hereof and on and as of the Closing Date as though made at that time; and the Company and each Guarantor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company and each Guarantor at or prior to the Closing Date.

                  (b) Indebtedness. On the Closing Date, the Company and its Subsidiaries shall have no outstanding Indebtedness except Indebtedness resulting from (i) the issuance of the Notes, (ii) the initial draw under the First-Lien Credit Facility (as defined below) and (iii) certain Indebtedness in an aggregate amount not in excess of $50,000,000 assumed by the Company and its Subsidiaries pursuant to the Plan of Reorganization (as defined below).

                  (c) Plan of Reorganization. The Plan of Reorganization shall have been delivered to the Purchasers and shall expressly provide for and describe the issuance of the Notes pursuant to this Agreement. The Purchasers shall be given reasonable notice of and opportunity to review any amendment or supplement to the Plan of Reorganization. The Plan of Reorganization shall have been approved by the Bankruptcy Court. The Plan of Reorganization shall have become effective in accordance with its terms without waiver of any condition to such effectiveness that, in the Purchaser's reasonable judgment, is material. The effective date of the Plan of Reorganization shall have occurred on or prior to the Closing Date.

                  (d) Confirmation Order. The Plan of Reorganization shall have been confirmed pursuant to a confirmation order (the "Confirmation Order") in accordance with Sections 1128 and 1129 of the Bankruptcy Code. The Confirmation Order shall have been delivered to the Purchasers, shall address the granting of all liens required under the Indenture and the Security Documents and shall be in form and substance reasonably satisfactory to the Purchasers. The Confirmation Order shall be in full force and effect and shall not have been stayed pending appeal, no appeal or petition for review or rehearing shall have been taken or shall be pending. The Confirmation Order shall be final and not be subject to appeal and not less than eleven (11) days shall have elapsed since entry of the Confirmation Order and the Purchasers shall have received evidence satisfactory to it demonstrating such facts.

                  (e) First-Lien Credit Facility. The Company and the Guarantors shall have, simultaneously with the Closing Date, executed the $355 million first-lien credit facility with a syndicate of lenders led by Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. containing the terms set forth in that certain Commitment Letter, dated May 24, 2004, among the Company, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. (but excluding the terms with respect to the Second-Lien Credit Facility, as defined therein), which terms shall be satisfactory to the Purchasers (the "First-Lien Credit Facility"). The Company shall have, simultaneously with the Closing Date, received aggregate proceeds of $330 million from its initial draw under the First-Lien Credit Facility.

                  (f) Purchase of Notes. The Company shall have confirmed in writing to the Purchasers that it will be issuing an aggregate of $125,000,000 principal amount of Notes to the Purchasers on the Closing Date.

                  (g) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

                  (h) No Legal Impediment to Issuance. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company, any Subsidiary or any of their respective Affiliates pending or threatened before any court, governmental agency or arbitrator that (i) has had, or will have, a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby and thereby. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that could, as of the Closing Date, prevent the issuance or sale of the Securities and no injunction or order of any federal, state or foreign court shall have been issued that could, as of the Closing Date, prevent the issuance or sale of the Securities.

                  (i) Laminar Board Member. Daniel Kar Keung Tseung shall have been elected to the Board to serve as the Laminar Board Member. The Indemnification Agreement shall have been duly executed and delivered by the Company.

                  (j) Payment of Fees. The Company shall have paid all fees that are due and payable pursuant to Section 4(f) of this Agreement.

                  (k) Registration Rights Agreement. The Purchasers shall have received the Registration Rights Agreement duly executed and delivered by the Company.

                  (l) Indenture. The Purchasers shall have received the Indenture duly executed and delivered by the Company, the Guarantors and the Trustee, and the Notes shall have been duly (i) executed by the Company and
(ii) authenticated by the Trustee.

                  (m) Intercreditor Agreement. The Purchasers shall have received the Intercreditor Agreement duly executed and delivered by the Company, the Guarantors and the other parties thereto.

                  (n) Guaranty Agreement. Each Guarantor shall have duly authorized, executed and delivered the Guaranty Agreement, guaranteeing all of the obligations of the Company as more fully provided therein, and the Guaranty Agreement shall be in full force and effect.

                  (o) Security Agreement. The Company and each Guarantor shall have duly authorized, executed and delivered the Security Agreement covering all the Company's and each Guarantor's Security Agreement Collateral, together with:

         (1) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement, with arrangements having been made by the Company which are satisfactory to the Collateral Agent to ensure that such financing statements are filed after any financing statements are filed in connection with the First-Lien Credit Facility but before any financing statements are filed in connection with the Third-Lien Credit Agreement;

         (2) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name the Company or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Closing Date, together with copies of such other financing statements that name the Company or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

         (3) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

         (4) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

                  (p) Pledge Agreement. The Company and each Guarantor shall have duly authorized, executed and delivered the Pledge Agreement and shall have delivered to the Collateral Agent, as Pledgee thereunder, copies of all of the Pledge Agreement Collateral, if any, referred to therein and then owned by the Company and each Guarantor, (i) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (ii) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

                  (q) Mortgages; Title Insurance; Surveys; etc. The Collateral Agent shall have received:

         (1) fully executed counterparts of a Mortgage, in form and substance reasonably satisfactory to the Purchasers, which Mortgage shall cover the Real Property owned or leased by the Company or a Guarantor and designated as a "Mortgaged Property" on Schedule 3(w), together with evidence that counterparts of such Mortgage have been delivered to the title insurance company insuring the Lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable second priority mortgage lien, subject only to Permitted Encumbrances, on the Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

         (2) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

         (3) a Mortgage Policy relating to the Mortgage on each Mortgaged Property referred to above issued by a title insurer reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable second priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include an endorsement for any matter that the Collateral Agent in its discretion may reasonably request, shall not include a survey exception or an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

         (4) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in subsection (3) above;

         (5) evidence reasonably acceptable to the Collateral Agent of payment by the Company of all Mortgage Policy premiums in respect of such Mortgage Property, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

         (6) to the extent requested by the Collateral Agent, copies of all leases in which the Company holds the lessor's interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, such agreements shall be subordinate to the Liens of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Collateral Agent); and

         (7) flood certificates covering such Mortgaged Property in form and substance acceptable to the Collateral Agent, and certifying whether or not each such Mortgaged Property is located in a flood hazard area, as determined by reference to the applicable FEMA map.

                  (r) Solvency Opinion; Insurance Certificates. The Purchasers shall have received:

         (1) a solvency opinion from the chief financial officer of the Company in the same form provided to the lenders under the First-Lien Credit Facility; and

         (2) copies of certificates of insurance complying with the requirements of Section 5.7 of the Indenture for the business and properties of the Company and its Subsidiaries, in form and substance reasonably satisfactory to the Collateral Agent.

                  (s) Delivery of Notes. The Company shall have executed and delivered to the Purchasers a global Note representing the Notes being purchased by such Purchasers at the Closing.

                  (t) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock equal to the Reservation Amount.

                  (u) Opinion of Counsel for the Company and the Guarantors. The Purchasers shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and the Guarantors, an opinion addressed to each Purchaser and dated the Closing Date substantially in the form of Annex A-1, (ii) Deborah M. Royster, general counsel to the Company and the Guarantors, an opinion addressed to each Purchaser and dated the Closing Date substantially in the form of Annex A-2 and (iii) from local counsel to the Company and the Guarantors reasonably satisfactory to the Purchasers practicing in those jurisdictions in which Mortgaged Properties are located and/or the Company and the Guarantors are organized (if organized other than under the laws of Delaware or New York), which opinions shall be addressed to each of the Purchasers and dated the Closing Date and shall cover the perfection of the security interests and/or liens granted pursuant to the relevant Security Documents (and matters relating to the organization, good standing and due authorization, execution and delivery of this Agreement and the various Transaction Documents in the case of any Guarantor organized in that jurisdiction) and such other opinions as the Purchasers may reasonably request and shall be in form and substance reasonably satisfactory to the Purchasers.

                  (v) Good Standings. The Purchasers shall have received a copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of the Company and each Guarantor, dated on or about the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of Guarantor (i) that the Company and each Guarantor has paid all franchise taxes to the date of such certificate and (ii) that the Company and each Guarantor is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

                  (w) Officers' Certificates. The Purchasers shall have received a certificate, dated the Closing Date, from the Company and each Guarantor, signed on behalf of the Company and each Guarantor, by its Chief Financial Officer and Assistant Secretary (or those of its general partner or managing member, if applicable), substantially in the form attached hereto as Annex B.

                  (x) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by this Agreement and the Transaction Documents and such authorizations, approvals and permits shall be effective as of the Closing Date.

                  (y) Irrevocable Transfer Agent Instructions. The Company shall have delivered the Irrevocable Transfer Agent Instructions to the Company's transfer agent.

                  (z) Financing Statements. The Collateral Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Closing Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 8.        INDEMNIFICATION.

                  (a) Indemnification by the Company and the Guarantors. Notwithstanding the Closing or the delivery of the Notes and regardless of any investigation at any time made by or on behalf of an Indemnified Party (as defined below) or of any knowledge or information that the Indemnified Party may have, the Company and each Guarantor (the "Indemnifying Parties") jointly and severally agrees, to the fullest extent permitted by law, to indemnify, defend and save and hold harmless each Purchaser, its members and its Affiliates and each of their respective officers, directors, trustees, partners, members, employees, representatives, agents and advisors, and each person who controls the Purchaser or any of its members (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against, and shall pay on demand, against any and all claims, actions, judgments, suits, losses, liabilities, damages, expenses and other costs (including, without limitation, fees and expenses of counsel to the Indemnified Parties) (collectively, "Losses") incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation, action or other proceeding (including any governmental action or proceeding) (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of this Agreement or the use of any proceeds of any Notes hereunder or the consummation of any transactions contemplated herein or any other legal, administrative or other proceeding arising out of the transactions contemplated hereby, other than such Losses which are judicially determined in a final and non-appealable decision to have resulted from the gross negligence or willful misconduct of the Indemnified Party, (b) the exercise of any of the Indemnified Parties rights or remedies provided herein or in the other Transaction Documents, (c) any untruth or inaccuracy in any representation by the Indemnifying Parties or the breach of any warranty by the Indemnifying Parties contained in this Agreement, the Transaction Documents or any certificate, schedule, exhibit or annex or other document furnished to the Purchasers pursuant to this Agreement or in connection with the Closing, and
(d) any failure by the Indemnifying Parties duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Indemnifying Parties to be performed or observed under this Agreement or the Transaction Documents.

                  (b) No Liability. The Indemnifying Parties hereby agree that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Indemnifying Parties or any of their respective Affiliates or their respective officers, directors, trustees, partners, members, employees, representatives, agents and advisors, and the Indemnifying Parties hereby agree not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Note, the actual or proposed use of the proceeds from the Notes, this Agreement or any of the transactions contemplated by the Transaction Documents.

                  (c) Procedures for Indemnification. Promptly after an Indemnified Party has actual knowledge of any Loss as to which such Indemnified Party reasonably believes indemnification may be sought or promptly after such Indemnified Party receives notice of the commencement of any investigation, litigation, action or other proceeding (including any governmental action or proceeding) involving a Loss, such Indemnified Party shall, if a Loss in respect thereof is to be made against the Indemnifying Parties under this Section 8, deliver to the Indemnifying Parties a written notice of such Loss, and the Indemnifying Parties shall have the right to participate in, and, to the extent the Indemnifying Parties so desire, to assume control of the defense thereof with counsel mutually satisfactory to Indemnifying Parties and the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel (the fees and expenses of which shall be borne by the Indemnifying Parties) if, in the reasonable opinion of counsel retained by the Indemnifying Parties, the representation by such counsel of the Indemnified Party and the Indemnifying Parties would be inappropriate due to actual or potential differing interests between such Indemnified Party and the Indemnifying Parties. In the case of an Indemnified Party, the legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority in interest of the Securities to which the Loss relates. The Indemnified Party shall cooperate with the Indemnifying Parties in connection with any negotiation or defense of any such action or Loss by the Indemnifying Parties and shall furnish to the Indemnifying Parties information reasonably available to the Indemnified Party which relates to such action or Loss. The Indemnifying Parties shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Indemnifying Parties shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Indemnifying Parties shall not unreasonably withhold, delay or condition its consent. The Indemnifying Parties shall not, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full release from all liability in respect to such Loss, action and proceeding. The failure to deliver written notice to the Indemnifying Parties as provided in this Agreement shall not relieve the Indemnifying Parties of any liability to the Indemnified Parties under this Section 8, except to the extent that the Indemnifying Parties are materially prejudiced in their ability to defend such action.

                  (d) Contribution. To the extent that the undertaking to indemnify, pay or hold harmless the Indemnified Parties set forth in Section 8(a) above may be unenforceable because it is violative of any law or public policy, the Indemnifying Parties shall jointly and severally make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

                  (e) Survival of Representations and Warranties; Indemnification Obligations. The representations and warranties of the Purchasers, the Company and the Guarantors set forth herein and the obligations of the Company and the Guarantors under Sections 4, 5, 8 and 9 shall survive the execution, delivery and termination of this Agreement, the transfer of the Securities by the Purchasers and the repayment, cancellation or conversion of the Notes.

SECTION 9.        MISCELLANEOUS.

                  (a) Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below:

                           "Affiliate" means any Person or entity, directly or
indirectly, controlling, controlled by or under common control with such Person or entity.

                           "Assumed Indebtedness" shall mean the Indebtedness
assumed by the Company and its Subsidiaries pursuant to the Plan of Reorganization, if any, which Indebtedness is specifically listed as Assumed Indebtedness on Schedule 3(n), which Assumed Indebtedness shall not exceed $15,000,000 in the aggregate.

                           "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                           "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                           "Collateral" shall have the meaning set forth in
the Security Agreement.

                           "Contingent Obligation" shall mean, as to any
Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                           "Contract" means agreements, contracts,
instruments, arrangements, guarantees, licenses, commitments, undertakings or understandings, in each case, whether written or oral.

                           "Environmental Claims" shall mean any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                           "Environmental Law" shall mean any Federal, state,
foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                           "Equity Interests" shall mean of any Person shall
mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                           "ERISA Affiliate" shall mean each person (as
defined in Section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

                           "FCC" shall mean the U.S. Federal Communications
Commission, or any successor thereto.

                           "Foreign Pension Plan" shall mean each employee
benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Company or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

                           "GAAP" shall mean generally accepted accounting
principles in the United States of America as in effect from time-to-time.

                           "Hazardous Materials" shall mean (a) any petroleum
or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

                           "Indebtedness" shall have the meaning set forth in
the Indenture.

                           "Leaseholds" of any Person shall mean all the
right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                           "Lien" shall mean any mortgage, pledge,
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                           "Margin Stock" shall have the meaning provided in
Regulation U.

                           "Material Adverse Effect" shall mean any change,
circumstance or effect that has had, or could reasonably be expected to have, a material adverse effect on (i) the assets, nature of assets, property, liabilities, business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company or Guarantors, in a timely manner, to perform their respective obligations under this Agreement or consummate the transactions contemplated by this Agreement or (iii) the rights and remedies of the Purchasers pursuant to this Agreement.

                           "Mortgage" shall mean a mortgage, leasehold
mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

                           "Mortgage Policy" shall mean a mortgage title
insurance policy or a binding commitment with respect thereto.

                           "Mortgaged Property" shall mean any Real Property
owned or leased by the Company or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

                           "Permitted Encumbrance" shall mean, with respect to
any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Collateral Agent in its reasonable discretion.

                           "Permitted Lien" shall have the meaning set forth
in the Indenture.

                           "Person" shall mean any individual, partnership,
joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                           "Plan" shall mean any pension plan as defined in
Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                           "Pledge Agreement Collateral" shall mean all
"Collateral" as defined in the Pledge Agreement.

                           "Real Property" of any Person shall mean all the
right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                           "Regulation T" shall mean Regulation T of the Board
of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                           "Regulation U" shall mean Regulation U of the Board
of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                           "Regulation X" shall mean Regulation X of the Board
of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                           "Release" shall mean actively or passively
disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

                           "Secured Creditors" shall have the meaning assigned
that term in the respective Security Documents.

                           "Security Agreement Collateral" shall mean all
"Collateral" as defined in the Security Agreement.

                           "Subsidiary" shall mean, as to any Person, (i) any
corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. All references herein to the Company's Subsidiaries shall include the Guarantors.

                           "Third-Lien Credit Agreement" shall mean the Credit
Agreement, dated as of the date hereof, among the Company, the lenders party thereto, and HSBC Bank USA, National Association, as agent, as the same may be amended, modified, and (or supplemented from time to time in accordance with the terms hereof and thereof.).

                           "Third-Lien Credit Documents" shall mean the
Third-Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Third-Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                           "Transaction" shall mean, collectively, (i) the
consummation of the Plan of Reorganization, (ii) the entering into of the First-Lien Credit Facility and the making of any term loans or the issuance of any letters of credit thereunder on the Closing Date, (iii) the entering into of this Agreement, the Transaction Documents and the issuance of all of the Notes hereunder on the Closing Date, (iv) the entering into of the Third-Lien Credit Documents and (as defined in the First-Lien Credit Facility) (v) the payment of all fees and expenses in connection with the foregoing.

                           "UCC" shall mean the Uniform Commercial Code as
from time to time in effect in the relevant jurisdiction.

                  (b) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                  (c) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (d) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (e) Entire Agreement. This Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Security Documents, the Transactions Documents and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Transaction Documents and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  (f) Consents. All consents and other determinations required to be made by the Purchasers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Purchasers holding at least a majority of the Conversion Shares, determined as if all of the Notes held by Purchasers then outstanding have been converted into Conversion Shares without regard to any limitations on conversion of the Notes (the "Majority Purchasers").

                  (g) Amendments, Modifications and Waivers. No provision of this Agreement may be amended, modified or waived other than by an instrument in writing signed by the Company, the Guarantors and the Majority Purchasers; provided, however, Section 4(j) may only be amended, modified or waived with an instrument in writing signed by the Company and Laminar and the consent of the other Purchasers shall not be required to amend, modify or waive such provision. The Company shall pay for all reasonable fees and expenses incurred by the Purchasers in connection with any amendment, waiver or consent relating hereto (whether or not such amendment, waiver or consent shall become effective).

                  (h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                                    RCN Corporation
                                    105 Carnegie Center
                                    Princeton, New Jersey 08540
                                    Facsimile No.:  (609) 734-3701
                                    Attention: Deborah M. Royster, Esq.

                  with a copy to (which shall not constitute notice):

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York 10036
                                    Facsimile No.:  (212) 735-2000
                                    Attention: Alan G. Straus, Esq.

                  If to a Purchaser, to its address and facsimile number set forth on Schedule II or Schedule III attached hereto, as applicable, with copies to such Purchaser's representatives, if any, as set forth on Schedule II or Schedule III attached hereto, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (j) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns.

                  (k) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (l) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any successor purchasers of the Securities. Neither the Company nor any Guarantor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers, including by merger, consolidation, sale of all or substantially all of its assets, or others, except pursuant to a Change of Control (as defined in the Indenture) with respect to which the Company is in compliance with all of the terms of the Indenture and the Notes. A Purchaser and any successor Purchaser may assign some or all of its rights and obligations hereunder without the consent of the Company or the Guarantors; provided, however, Laminar shall not have the right to assign its rights pursuant to
Section 4(j) unless the prior written consent of the Company is obtained; provided further, however, that Laminar shall have the right to assign its rights pursuant to Section 4(j) to any corporation, limited liability company, partnership or other entity resulting from the reorganization, merger or consolidation of Laminar with or into any other corporation, limited liability company, partnership or other entity or any corporation, limited liability company, partnership or other entity to or with which all or substantially all of Laminar's assets may be sold, exchanged or transferred.

                  (m) Publicity. Laminar shall have the right to approve prior to issuance (which approval shall not be unreasonably withheld or delayed), any press releases or any other public statements with respect to the transactions contemplated by the this Agreement and the Transaction Documents that refer to Laminar.

                  (n) Termination. In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) Business Days from the date hereof due to the Company's, a Guarantor's or such Purchaser's failure to satisfy the conditions set forth in Sections 6 and 7 of this Agreement (and the nonbreaching party's failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(n), the Company shall remain obligated to reimburse any nonbreaching Purchaser for the expenses described in Section 4(f) of this Agreement.

                  (o) Payment Set Aside. To the extent that the Company or any Guarantor makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents, or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a Guarantor a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  (p) Taxes. The Company shall pay and hold the Purchasers harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the Notes or the Conversion Shares and save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                           [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.


                                RCN CORPORATION


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                D. E. SHAW LAMINAR LENDING 2, INC.


                                By: /s/ Max Holmes
                                    --------------------------------------------
                                    Name:  Max Holmes
                                    Title: Authorized Signatory


                  [Signature Page to Note Purchase Agreement]

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.


                                Canpartners Investments IV, LLC


                                By: /s/ Joshua S. Friedman
                                    --------------------------------------------
                                    Name:  Joshua S. Friedman
                                    Title: Authorized Signatory


                  [Signature Page to Note Purchase Agreement]

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.


                                SENECA CAPITAL, L.P.


                                By: /s/ Doug Hirsch
                                    --------------------------------------------
                                    Name:  Doug Hirsch
                                    Title: Managing Member

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.


                                RCN CORPORATION,
                                   as Attorney-in-Fact for each of the
                                   Purchasers named in Schedule III hereto


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

                                Tec Air, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Financial Management, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Internet Services, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                UNET Holding, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RLH Property Corporation


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

                                RCN Entertainment, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                ON TV, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                Hot Spots Productions, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Telecom Services of Illinois, LLC


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                21st Century Telecom Services, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

                                RCN Cable TV of Chicago, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Finance, LLC


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RFM 2, LLC


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                Brainstorm Networks, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

                                RCN Telecom Services, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN International Holdings, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Telecom Services of Massachusetts, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Telecom Services of Philadelphia, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN Telecom Services of Virginia, Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                  IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

                                RCN Telecom Services of Washington D.C., Inc.


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                RCN-BecoCom, LLC


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer


                                Starpower Communications, LLC


                                By: /s/ Patrick T. Hogan
                                    --------------------------------------------
                                    Name:  Patrick T. Hogan
                                    Title: Chief Financial Officer

                                   EXHIBIT A

                         Registration Rights Agreement
                         -----------------------------

                                   EXHIBIT B

                          Wire Transfer Instructions
                          --------------------------

                                   EXHIBIT C

                           Indemnification Agreement
                           -------------------------

                                   EXHIBIT D

                    Irrevocable Transfer Agent Instructions
                    ---------------------------------------

                FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS


December 21, 2004

VIA FEDEX AND FACSIMILE ((201) 329-8967)
----------------------------------------

Mellon Bank
Overpeck Centre
85 Challenger Road
Ridgefield Park, NJ 07660
Attn:  Susan O'Heny

Re: Reservation of Shares of Common Stock Pursuant to Sale by RCN Corporation of $125,000,000 in Aggregate Principal Amount of 7.375% Convertible Second-Lien Notes due 2012
     -------------------------------------------------------------------------

Dear Ms. O'Heny:

RCN Corporation, a Delaware corporation (the "Company"), has agreed to sell to the institutional investors listed on Schedule A hereto (the "Purchasers"), on the date hereof, One Hundred Twenty-Five Million Dollars ($125,000,000) in aggregate principal amount of 7.375% Convertible Second-Lien Notes due 2012 (the "Notes") that are convertible into shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to that certain Note Purchase Agreement, dated as of December 21, 2004, by and among the Company, certain subsidiary guarantors of the Company and each Purchaser (the "Note Purchase Agreement"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Note Purchase Agreement.

You are hereby irrevocably instructed to establish, as of the date of this letter, a reserve of 5,216,614 shares of Common Stock for issuance to holders of the Notes upon conversion of the Notes (the "Conversion Share Reserve"). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to the Common Stock occurring on or after the date hereof.

The Company expects that a registration statement on Form S-1 to register the Notes and the Common Stock issuable out of the Conversion Share Reserve (the "Registration Statement") will be filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission on or before September 30, 2005. We will forward to you copies of the filing promptly after it is declared or deemed effective by the Commission.

Until the Registration Statement is declared effective by the Commission, the certificates evidencing the shares of Common Stock issued out of the Conversion Share Reserve will bear the restrictive legend set forth below:

          The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and may not be transferred except pursuant to an effective registration under the Act or such laws or in a transaction which qualifies as an exempt transaction under the Act and such laws and the rules and regulations promulgated thereunder.

So long as you have previously received (i) an opinion of the Company's outside counsel (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the Registration Statement covering the resales of the Common Stock) stating that a Registration Statement covering the resales of the Common Stock has been declared effective by the Commission under the Securities Act, (ii) a copy of the Registration Statement and (iii) confirmation from the Company that sales are permitted under the Registration Statement at that time, the certificates representing the Common Stock sold pursuant to the Registration Statement shall not bear any legend restricting transfer of the Common Stock thereby and should not be subject to any stop-transfer restriction.

We have enclosed for you review and files a copy of the Note Purchase
Agreement.

Please be advised that the Purchasers have relied upon this instruction letter as an inducement to enter into the Note Purchase Agreement and, accordingly, each of the Purchasers is a third party beneficiary to these instructions.

Please sign in the space provided below to evidence your acceptance and acknowledgment of your responsibilities under this letter. Please contact the undersigned at ( ) if you require any further information.


                                                  Very truly yours,

                                                  RCN CORPORATION


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


Acknowledged and Agreed:

MELLON BANK


By:
   ---------------------------
   Name:
   Title:


Enclosure

                                   ANNEX A-1

              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
              ---------------------------------------------------

                                   ANNEX A-2

                          Opinion of General Counsel
                          --------------------------

                                    ANNEX B

                             Officers' Certificate
                             ---------------------